EXHIBIT 99

275 West Federal Street

Youngstown, Ohio 44503-1203

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Kathy Bushway	Gary M. Small
Senior Vice President, Marketing	President and Chief Executive Officer
Home Savings	United Community Financial Corp.
(330) 742-0638	(330) 742-0472
kbushway@homesavings.com

UCFC ANNOUNCES FIRST QUARTER EARNINGS AND SUCCESSFUL

INTEGRATION OF PREMIER BANK & TRUST ACQUISTION

YOUNGSTOWN, Ohio (April 25, 2017) – United Community Financial Corp. (Company) (NASDAQ: UCFC), parent company of Home Savings Bank (Home Savings), announced today net income of $1.5 million and diluted earnings per share (“EPS”) of $0.032 for the quarter ended March 31, 2017. This included $3.3 million of acquisition costs (after tax) related to the previously announced acquisition of Premier Bank & Trust (“Premier”). Excluding these acquisition costs, the Company reported core net income (non-GAAP) of $4.8 million1 and diluted EPS of $0.0991. By comparison, for the quarter ended December 31, 2016, the Company reported net income of $5.0 million and diluted EPS of $0.107. For the first quarter of 2016, the Company reported net income of $3.3 million and diluted EPS of $0.069.

First quarter 2017 highlights:

•	Completed acquisition and integration of Premier

•	Organic loan growth strong at 23.1% annualized

•	Nonperforming loans and delinquent loans decreased to 0.58% and 0.81%, respectively of total loans.

•	Home Savings converted to a bank charter

•	Dividend of $0.03 per common share declared

Gary M. Small President and Chief Executive Officer of the Company commented, “We are very pleased to announce solid core earnings along with the completion of a significant acquisition integration effort in March. New clients are on-boarded, financial performance is in line with expectations, and we are currently expanding our Wealth Management group to capitalize on our newly acquired capabilities. I could not be more proud of the team … certainly an outstanding effort all around.”

Small continued, “Our business units remained focused in the first quarter as we continue to see outstanding business opportunities. For the quarter, we delivered outstanding organic loan growth. We are well positioned for the remainder of the year.”

Strong Organic Loan Growth

During the first quarter of 2017, the Company’s total assets increased $365.7 million, or 16.7%, to a total of $2.6 billion. Loan growth, including loans available for sale but excluding the effects of the acquisition, totaled $90.4 million, or 23.1% on an annualized basis. Total loans, including loans held for sale, grew $344.4 million for the quarter, as a result of this organic growth and the acquisition of Premier. Commercial loan growth led the way, however both mortgage and consumer loans also increased.

Net Interest Margin Expands

Net interest income totaled $18.7 million on a fully taxable equivalent (FTE) basis for the quarter ended March 31, 2017, up 13.0% from the quarter ended December 31, 2016 and up 25.0% from the quarter ended March 31, 2016. Net interest income totaled $16.6 million and $15.0 million for the quarters ended December 31, 2016 and March 31, 2016, respectively. The increase in net interest income was primarily due to the acquisition of Premier and the continued growth in earning assets over the last several quarters.

The net interest margin on a fully taxable equivalent basis was 3.28% for the first quarter, which was two basis points higher than the fourth quarter of 2016 and seven basis points higher than the first quarter of 2016.

Nonperforming Loans to Total Loans Ratio Decreases during the First Quarter

The ratio of nonperforming loans to total loans was 0.58% at March 31, 2017, which was down from 0.83% reported at December 31, 2016 and down from 1.48% reported in the first quarter of 2016. Nonperforming loans (“NPLs”) decreased $1.9 million during the quarter due to the resolution of a long-held $3.6 million commercial loan offset by the addition of $1.5 million in nonperforming Premier loans.

The Company’s provision for loan losses totaled $1.5 million for the first quarter of 2017, which was flat in comparison to the prior quarter, and down $680,000 from the first quarter of 2016. As of March 31, 2017, the Company’s allowance for loan losses to total loans was 1.02%, versus 1.25% at December 31, 2016 and 1.23% at March 31, 2016. This decrease was due to the acquisition of Premier.

Loans acquired from Premier were recorded at fair value at the time of acquisition; therefore, there was no allowance associated with Premier’s loans at March 31, 2017. When combining a fair value adjustment to the Company’s allowance, the Company’s allowance as a percentage of total loans increased to 1.32%.

Non-Interest Income

Non-interest income was $5.4 million in the first quarter of 2017 compared to $4.7 million in the first quarter of 2016, an increase of 15.6%. Favorably affecting this change was the recognition of Premier’s fee income for two months including $282,000 in trust fees recognized during that time frame. The Company also had minimal negative change in the valuation adjustment of the mortgage serving asset in the first quarter of 2017, compared with a negative adjustment of $435,000 in the first quarter of 2016.

Non-Interest Expense

Non-interest expense increased to $20.3 million during the first quarter of 2017 compared to $12.5 million during the first quarter of 2016. Excluding the $5.0 million of acquisition related expense, non-interest expense was up $2.9 million during the quarter compared to the first quarter of 2016. The increase is primarily due cost of operating both institutions independently before conversion. While there was no cost-savings recognized during the first quarter with the acquisition, the Company expects meaningful cost savings to materialize in the second quarter of 2017.

Tangible Book Value

Tangible book value per common share at March 31, 2017 was $5.10 compared to $5.32 at December 31, 2016. The decline was primarily due to the acquisition of Premier.

Dividend to be Paid

On April 25, 2017, the Board of Directors declared a quarterly cash dividend of $0.03 per common share payable May 19, 2017 to shareholders of record at the close of business May 8, 2017.

Conference Call

United Community Financial Corp. will host an earnings conference call on Wednesday, April 26, 2017, at 10:00 a.m. ET., to provide an overview of the Company’s first quarter 2017 results and highlights. The conference call may be accessed by calling 1-877-272-7661 ten minutes prior to the start time. Please ask to be joined into the United Community Financial Corp. (UCFC) call. Additionally, a live webcast may be accessed from the Company’s website ir.ucfconline.com. Click on 1st Quarter 2017 Conference Call on our corporate profile page to join the webcast.

United Community Financial Corp.

Home Savings is a wholly owned subsidiary of the Company and operates retail banking offices and loan production centers in Ohio, western Pennsylvania and West Virginia. Additional information on the Company, Home Savings and James & Sons Insurance may be found on the Company’s web site: ir.ucfconline.com.

[1]	See supplementary information, Non-GAAP Disclosure Reconciliation

###

When used in this press release, the words or phrases “believes,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project”, “will have”, “can expect” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

…

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	March 31,	December 31,
	2017	2016
	(Dollars in thousands)
Assets:
Cash and deposits with banks	$32,904	$27,690
Federal funds sold	16,868	18,197

Total cash and cash equivalents	49,772	45,887
Securities:
Available for sale, at fair value	335,834	343,284
Held to maturity (fair value of $93,298 and $96,150, respectively)	94,523	97,519
Loans held for sale, at lower of cost or market	197	165
Loans held for sale, at fair value	75,501	62,593
Loans, net of allowance for loan losses of $18,970 and $19,087	1,835,000	1,503,577
Federal Home Loan Bank stock, at cost	19,324	18,068
Premises and equipment, net	23,919	20,963
Accrued interest receivable	7,032	6,900
Real estate owned and other repossessed assets	1,137	1,777
Goodwill	19,460	208
Core deposit intangible	2,090	5
Customer list intangible	2,182	1,356
Cash surrender value of life insurance	56,238	55,861
Other assets	34,801	33,182

Total assets	$2,557,010	$2,191,345

Liabilities and Shareholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$333,940	$256,918
Interest bearing
Customer deposits	1,439,266	1,181,557
Brokered deposits	131,999	76,516

Total interest bearing deposits	1,571,265	1,258,073

Total deposits	1,905,205	1,514,991
Borrowed funds:
Federal Home Loan Bank advances
Long-term advances	47,951	47,756
Short-term advances	291,000	343,000

Total Federal Home Loan Bank advances	338,951	390,756
Repurchase agreements and other	6,839	512

Total borrowed funds	345,790	391,268
Advance payments by borrowers for taxes and insurance	17,084	23,812
Accrued interest payable	304	145
Accrued expenses and other liabilities	11,525	11,323

Total liabilities	2,279,908	1,941,539

Shareholders’ Equity:
Preferred stock-no par value; 1,000,000 shares authorized and no shares outstanding	—	—
Common stock-no par value; 499,000,000 shares authorized; 54,138,910 shares issued and 49,695,487 and 46,581,370 shares, respectively, outstanding	174,187	174,360
Retained earnings	156,057	152,675
Accumulated other comprehensive loss	(20,042)	(21,040)
Treasury stock, at cost, 4,443,423 and 7,557,540 shares, respectively	(33,100)	(56,189)

Total shareholders’ equity	277,102	249,806

Total liabilities and shareholders’ equity	$2,557,010	$2,191,345

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
	(Dollars in thousands, except per share data)
Interest income
Loans	$17,558	$15,285	$13,801
Loans held for sale	661	578	332
Securities:
Available for sale, nontaxable	418	377	123
Available for sale, taxable	1,602	1,569	1,935
Held to maturity, nontaxable	62	65	55
Held to maturity, taxable	465	422	577
Federal Home Loan Bank stock dividends	214	181	182
Other interest earning assets	80	18	15

Total interest income	21,060	18,495	17,020
Interest expense
Deposits	1,621	1,425	1,612
Federal Home Loan Bank advances	955	732	530
Repurchase agreements and other	8	4	5

Total interest expense	2,584	2,161	2,147

Net interest income	18,476	16,334	14,873
Taxable equivalent adjustment	237	219	95

Net interest income (FTE) (1)	18,713	16,553	14,968
Provision for loan losses	1,475	1,493	2,155

Net interest income after provision for loan losses (FTE)	17,238	15,060	12,813

Non-interest income
Insurance agency income	473	417	336
Brokerage income	322	248	300
Service fees and other charges:
Deposit related fees	1,290	1,380	1,326
Mortgage servicing fees	736	719	698
Mortgage servicing rights valuation	(3)	741	(435)
Mortgage servicing rights amortization	(449)	(534)	(468)
Other service fees	29	27	18
Net gains (losses):
Securities available for sale	29	—	153
Mortgage banking income	1,323	1,236	1,382
Real estate owned and other repossessed assets charges, net	(52)	(17)	(13)
Debit/credit card fees	923	930	881
Trust fee income	282	—	—
Other income	481	488	480

Total non-interest income	5,384	5,635	4,658

Non-interest expense
Salaries and employee benefits	8,975	7,376	7,088
Occupancy	964	809	862
Equipment and data processing	2,079	1,916	1,835
Financial institutions tax	490	410	442
Advertising	124	207	127
Amortization of intangible assets	83	(26)	13
FDIC insurance premiums	188	172	326
Other insurance premiums	112	77	89
Professional fees:
Legal and consulting fees	229	331	80
Other professional fees	520	284	187
Real estate owned and other repossessed asset expenses	62	1	72
Acquisition related expenses	4,962	787	—
Other expenses	1,502	1,373	1,343

Total non-interest expenses	20,290	13,717	12,464

Income before income taxes	2,332	6,978	5,007
Taxable equivalent adjustment	237	219	95
Income tax expense	557	1,734	1,592

Net income	$1,538	$5,025	$3,320

Earnings per common share:
Basic	$0.032	$0.108	$0.070
Diluted	0.032	0.107	0.069

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, the Company believes this non-GAAP measure is the preferred industry measurement for this item.

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED AVERAGE BALANCES

(Unaudited)

	For the three months ended
	March 31, 2017			December 31, 2016			March 31, 2016
	Average	Interest		Average	Interest		Average	Interest
	outstanding	earned/	Yield/	outstanding	earned/	Yield/	outstanding	earned/	Yield/
	balance	paid	rate	balance	paid	rate	balance	paid	rate
	(Dollars in thousands)
Interest earning assets:
Net loans (1)	$1,706,009	$17,560	4.12%	$1,485,617	$15,286	4.12%	$1,331,265	$13,801	4.15%
Loans held for sale	67,860	661	3.90%	61,289	578	3.77%	35,359	332	3.76%

Total loans, net	1,773,869	18,221	4.11%	1,546,906	15,864	4.10%	1,366,624	14,133	4.14%
Securities:
Available for sale-taxable	287,775	1,602	2.23%	292,115	1,569	2.15%	337,226	1,935	2.30%
Available for sale-nontaxable (2)	59,361	621	4.18%	54,018	561	4.15%	18,134	189	4.17%
Held to maturity-taxable	83,655	465	2.22%	87,480	422	1.93%	99,043	577	2.33%
Held to maturity-nontaxable (2)	12,451	94	3.02%	13,438	99	2.95%	10,375	83	3.20%

Total securities	443,242	2,782	2.51%	447,051	2,651	2.37%	464,778	2,784	2.40%
Federal Home Loan Bank stock	18,905	214	4.53%	18,068	181	4.01%	18,068	182	4.03%
Other interest earning assets	43,059	80	0.74%	22,071	18	0.33%	18,130	15	0.33%

Total interest earning assets	2,279,075	21,297	3.74%	2,034,096	18,714	3.68%	1,867,600	17,114	3.67%
Non-interest earning assets	166,070			134,902			133,988

Total assets	$2,445,145			$2,168,998			$2,001,588

Interest bearing liabilities:
Deposits:
Checking accounts	$564,903	337	0.24%	$481,225	248	0.21%	$481,350	266	0.22%
Savings accounts	301,675	30	0.04%	291,212	25	0.03%	283,892	41	0.06%
Certificates of deposit
Customer certificates of deposit	468,686	1,073	0.92%	416,299	1,077	1.03%	447,459	1,305	1.17%
Brokered certificates of deposit	99,380	181	0.73%	47,760	75	0.63%	—	—	—%

Total certificates of deposit	568,066	1,254	0.88%	464,059	1,152	0.99%	447,459	1,305	1.17%

Total interest bearing deposits	1,434,644	1,621	0.45%	1,236,496	1,425	0.46%	1,212,701	1,612	0.53%
Federal Home Loan Bank advances
Long-term advances	47,823	349	2.92%	47,628	337	2.83%	47,043	289	2.46%
Short-term advances	347,050	606	0.70%	342,174	395	0.46%	236,747	241	0.41%

Total Federal Home Loan Bank advances	394,873	955	0.97%	389,802	732	0.75%	283,790	530	0.75%
Repurchase agreements and other	1,051	8	3.04%	514	4	3.11%	532	5	3.76%

Total borrowed funds	395,924	963	0.97%	390,316	736	0.75%	284,322	535	0.75%

Total interest bearing liabilities	$1,830,568	2,584	0.56%	$1,626,812	2,161	0.53%	$1,497,023	2,147	0.57%

Non-interest bearing liabilities
Total noninterest bearing deposits	306,402			257,412			228,308
Other noninterest bearing liabilities	33,898			33,544			27,111

Total noninterest bearing liabilities	340,300			290,956			255,419

Total liabilities	$2,170,868			$1,917,768			$1,752,442
Shareholders’ equity	274,277			251,230			249,146

Total liabilities and equity	$2,445,145			$2,168,998			$2,001,588

Net interest income and interest rate spread		$18,713	3.17%		$16,553	3.15%		$14,967	3.09%

Net interest margin			3.28%			3.26%			3.21%
Average interest earning assets to average interest bearing liabilities			124.50%			125.04%			124.75%

Interest bearing deposits
Checking accounts	$564,903	$337	0.24%	$481,225	$248	0.21%	$481,350	$266	0.22%
Savings accounts	301,675	30	0.04%	291,212	25	0.03%	283,892	41	0.06%
Customer certificates of deposit	468,686	1,073	0.92%	416,299	1,077	1.03%	447,459	1,305	1.17%

Total customer deposits	1,335,264	1,440	0.43%	1,188,736	1,350	0.45%	1,212,701	1,612	0.53%
Brokered certificates of deposit	99,380	181	0.73%	47,760	75	0.63%	—	—	—%

Total interest bearing deposits	1,434,644	1,621	0.45%	1,236,496	1,425	0.46%	1,212,701	1,612	0.53%
Noninterest bearing deposits	306,402	—	0.00%	257,412	—	0.00%	228,308	—	0.00%

Total average deposits and cost of deposits	$1,741,046	$1,621	0.37%	$1,493,908	$1,425	0.38%	$1,441,009	$1,612	0.45%
Other interest bearing liabilities
Federal Home Loan Bank advances
Long term advances	$47,823	$349	2.92%	$47,628	$337	2.83%	$47,043	$289	2.46%
Short term advances	347,050	606	0.70%	342,174	395	0.46%	236,747	241	0.41%

Total Federal Home Loan Bank advances	394,873	955	0.97%	389,802	732	0.75%	283,790	530	0.75%
Repurchase agreements and other	1,051	8	3.04%	514	4	3.11%	532	5	3.76%

Total borrowed funds	395,924	963	0.97%	390,316	736	0.75%	284,322	535	0.75%

Total average deposits and other interest bearing liabilities and total cost of funds	$2,136,970	$2,584	0.48%	$1,884,224	$2,161	0.46%	$1,725,331	$2,147	0.50%

(1)	Nonaccrual loans are included in the average balance at a yield of 0%.
(2)	Yields are on a fully taxable equivalent basis.

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(Dollars in thousands, except per share data)
Financial Data
Total assets	$2,557,010	$2,191,345	$2,160,234	$2,080,542	$2,036,430
Total loans, net	1,835,000	1,503,577	1,473,949	1,398,106	1,359,146
Total securities	430,357	440,803	457,671	474,707	473,207
Total deposits	1,905,205	1,514,991	1,473,043	1,455,746	1,466,614
Average interest-bearing deposits	1,434,644	1,236,496	1,207,858	1,231,157	1,212,701
Average noninterest-bearing deposits	306,402	257,412	242,310	241,098	228,308
Total shareholders’ equity	277,102	249,528	256,403	254,075	251,804
Net interest income	18,476	16,334	15,760	15,334	14,873
Net interest income (FTE) (1)	18,713	16,553	15,945	15,520	14,967
Provision for loan losses	1,475	1,493	1,344	395	2,155
Noninterest income	5,384	5,635	6,003	5,780	4,658
Noninterest expense	20,290	13,717	12,978	12,860	12,464
Income tax expense	557	1,734	2,288	2,529	1,592
Net income	1,538	5,025	5,153	5,330	3,320

Share Data
Basic earnings per common share	$0.032	$0.108	$0.111	$0.113	$0.070
Diluted earnings per common share	0.032	0.107	0.110	0.112	0.069
Book value per common share	5.58	5.36	5.51	5.46	5.30
Tangible book value per common share	5.10	5.32	5.48	5.43	5.27
Market value per common share	8.34	8.94	7.11	6.08	5.87

Common shares outstanding at end of period	49,695	46,581	46,542	46,493	47,507
Weighted average shares outstanding—basic	49,349	46,216	46,167	46,869	47,272
Weighted average shares outstanding—diluted	49,716	46,415	46,392	47,117	47,551

Key Ratios
Return on average assets (2)	0.25%	0.93%	0.98%	1.04%	0.66%
Return on average equity (3)	2.24%	8.00%	8.38%	8.63%	5.33%
Net interest margin	3.28%	3.26%	3.25%	3.25%	3.21%
Efficiency ratio	83.78%	61.89%	59.40%	60.81%	63.90%
Nonperforming loans to net loans, end of period	0.58%	0.83%	1.32%	1.45%	1.48%
Nonperforming assets to total assets, end of period	0.74%	0.94%	0.98%	1.06%	1.08%
Allowance for loan loss as a percent of loans, end of period	1.02%	1.25%	1.22%	1.21%	1.23%
Delinquent loans to total net loans, end of period	0.81%	1.26%	1.48%	1.49%	1.50%

(1)	Net interest income is presented on a fully taxable equivalent (FTE) basis, the Company believes this non-GAAP measure is the preferred industry measurement for this item
(2)	Net income divided by average total assets
(3)	Net income divided by average total equity

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(Dollars in thousands)
Loan Portfolio Composition
Commercial loans
Multi-family	$108,330	$93,597	$107,066	$81,022	$80,581
Owner/nonowner occupied commercial real estate	325,633	231,401	225,699	196,110	184,279
Land	9,276	8,373	9,401	9,748	8,938
Construction	94,727	68,158	45,137	61,744	49,858
Commercial and industrial	170,398	102,729	106,880	88,804	83,256

Total	708,364	504,258	494,183	437,428	406,912
Residential mortgage loans
Real estate	839,413	762,926	755,893	747,530	741,401
Construction	51,372	35,695	35,875	35,275	38,994

Total	890,785	798,621	791,768	782,805	780,395
Consumer loans
Consumer	251,215	216,598	203,851	193,272	187,323

Total	251,215	216,598	203,851	193,272	187,323

Total loans	1,850,364	1,519,477	1,489,802	1,413,505	1,374,630
Less:
Allowance for loan losses	18,970	19,087	18,234	17,172	16,903
Deferred loan costs, net	(3,606)	(3,187)	(2,381)	(1,773)	(1,419)

Total	15,364	15,900	15,853	15,399	15,484

Total loans, net	1,835,000	1,503,577	1,473,949	1,398,106	1,359,146
Loans held for sale, net	75,698	62,758	60,345	43,847	35,998

Total loans	$1,910,698	$1,566,335	$1,534,294	$1,441,953	$1,395,144

	At or for the quarters ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(Dollars in thousands)
Deposit Portfolio Composition
Checking accounts
Interest bearing checking accounts	$211,875	$158,271	$170,348	$182,713	$194,586
Non-interest bearing checking accounts	333,940	256,918	252,923	236,173	230,831

Total checking accounts	545,815	415,189	423,271	418,886	425,417
Savings accounts	308,533	294,563	290,325	292,232	288,324
Money market accounts	418,449	316,813	312,124	314,081	312,577

Total non-time deposits	1,272,797	1,026,565	1,025,720	1,025,199	1,026,318
Certificates of deposit less than $250,000	547,823	425,893	381,605	366,410	376,836
Certificates of deposit greater than $250,000	84,585	62,533	65,718	64,137	63,460

Total certificates of deposit	632,408	488,426	447,323	430,547	440,296

Total deposits	$1,905,205	$1,514,991	$1,473,043	$1,455,746	$1,466,614

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(Dollars in thousands)

Allowance For Loan Losses
Beginning balance	$19,087	$18,234	$17,172	$16,903	$17,712
Provision	1,475	1,493	1,344	395	2,155
Net chargeoffs	(1,592)	(640)	(282)	(126)	(2,964)

Ending balance	$18,970	$19,087	$18,234	$17,172	$16,903

	At or for the quarters ended
	March 31, 2017	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
	(Dollars in thousands)
Net (Charge-offs) Recoveries
Commercial loans
Multi-family	$1	$5	$35	$3	$7
Owner/nonowner occupied commercial real estate	(1,141)	(570)	17	(117)	(2,213)
Land	(25)	(100)	(250)	—	—
Construction	—	—	—	—	—
Commercial and industrial	1	139	192	62	(74)

Total	(1,164)	(526)	(6)	(52)	(2,280)
Residential mortgage loans
Real estate	(196)	(123)	(146)	(59)	(300)
Construction	—	—	—	—	—

Total	(196)	(123)	(146)	(59)	(300)
Consumer loans
Consumer	(232)	9	(130)	(15)	(384)

Total	(232)	9	(130)	(15)	(384)

Total net chargeoffs	$(1,592)	$(640)	$(282)	$(126)	$(2,964)

	At or for the quarters ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(Dollars in thousands)
Nonperforming Loans
Commercial loans
Multi-family	$419	$—	$—	$—	$—
Owner/nonowner occupied commercial real estate	1,398	3,546	6,879	7,362	7,557
Land	9	34	134	384	384
Construction	—	—	—	—	—
Commercial and industrial	354	361	4,242	4,633	4,652

Total	2,180	3,941	11,255	12,379	12,593
Residential mortgage loans
Real estate	5,868	6,084	5,835	5,713	5,312
Construction	—	—	—	—	—

Total	5,868	6,084	5,835	5,713	5,312
Consumer loans
Consumer	2,513	2,414	2,358	2,249	2,200

Total	2,513	2,414	2,358	2,249	2,200

Total nonperforming loans	$10,561	$12,439	$19,448	$20,341	$20,105

Total Nonperforming Loans and Nonperforming Assets
Past due 90 days and on nonaccrual status	$7,581	$7,859	$15,350	$15,819	$15,663
Past due 90 days and still accruing	—	—	—	—	—

Past due 90 days	7,581	7,859	15,350	15,819	15,663
Past due less than 90 days and on nonaccrual	2,980	4,580	4,098	4,522	4,442

Total nonperforming loans	10,561	12,439	19,448	20,341	20,105
Other real estate owned	1,137	1,726	1,790	1,613	1,832
Other classified assets	6,384	6,384	—	—	—
Repossessed assets	—	51	3	3	14

Total nonperforming assets	$18,082	$20,600	$21,241	$21,957	$21,951

UNITED COMMUNITY FINANCIAL CORP.

NON-GAAP DISCLOSURE RECONCILIATION

(Unaudited)

In reporting the results of the quarter ended March 31, 2017, the Company has provided supplemental performance measures on a tax-equivalent basis or excluding merger related costs. These measures are a supplement to GAAP used to prepare the Company’s financial statements and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non-GAAP measures may not be comparable to non-GAAP measures of other companies.

	For the three months ended March 31, 2017	For the three months ended December 31, 2016
Acquisition related costs	$4,962	$787
Tax expense	(1,709)	(176)

Merger related costs, net of tax	$3,253	$611

	As Reported Three months ended March 31, 2017	Acquisition related costs, net of tax	Non-GAAP Proforma Three months ended March 31, 2017	As Reported Three months ended December 31, 2016	Acquisition related costs, net of tax	Non-GAAP Proforma Three months ended December 31, 2016
	(In thousands, except per share data)
Net income:	$1,538	$3,253	$4,791	$5,025	611	$5,636

Diluted EPS:
Net income	$1,538	$3,253	$4,791	5,025		5,636
Net income allocated to participating securities	(11)		(33)	(37)		(37)

Net income available to common shareholders	$1,527		$4,758	4,988		5,599

Weighted average shares outstanding: diluted	48,071,165		48,071,165	46,415,038		46,415,038
Diluted EPS:	$0.032		$0.099	$0.107		$0.121

Net income	$1,538	$3,253	$4,791	$5,025	$611	$5,636
Average assets	2,445,145		2,445,145	2,168,998		2,168,998
Average equity	274,277		274,277	251,230		251,230
ROA:	0.25%		0.78%	0.93%		1.04%

ROE:	2.24%		6.99%	8.00%		8.97%

Efficiency Ratio:
Noninterest Expense	$20,290	$(4,962)	$15,328	$13,719	$(787)	$12,932
Intangible asset amortization	(83)		(83)	(26)		(26)
Net interest income	18,713		18,713	16,556		16,556
Noninterest income	5,384		5,384	5,635		5,635
Net gain on securities available for sale	29		29	—		—
Loss on real estate owned	(52)		(52)	(17)		(17)
Efficiency Ratio:	83.78%		63.20%	61.89%		58.35%

Tangible Book Value Per Share:

Tangible book value, per share is defined at shareholders equity minus intangible assets divided by the number of shares outstanding.

(In thousands, except common shares outstanding and tangible book value)
Total shareholders’ equity	$277,102
Goodwill	19,460
Customer list intangible	2,090
Core deposit intangible	2,182
Total common shares outstanding	49,695,487
Tangible book value, as reported	$5.10